                                                           EXHIBIT NO. EX-99.a.1

                        DIMENSIONAL INVESTMENT GROUP INC.

                             ARTICLES OF RESTATEMENT

THIS IS TO CERTIFY THAT:

     FIRST:  Dimensional  Investment  Group Inc.,  a Maryland  corporation  (the
"Corporation"), desires to restate its charter as currently in effect.

     SECOND:  The  following  provisions  are all the  provisions of the charter currently in effect:

     "SECOND: The name of the Corporation is Dimensional Investment Group Inc.

     THIRD:  The  purpose  for which the  Corporation  is formed is to act as an open-end management investment company. The Corporation may exercise all of the powers provided in these Articles or granted by law.

     FOURTH:  The post office address of the principal office of the Corporation in the State of Maryland is 32 South Street, Baltimore, Maryland 21202. The
     name and post office  address of the resident  agent of the  Corporation in the State of  Maryland  is The  Corporation  Trust  Incorporated,  32 South
     Street, Baltimore, Maryland 21202.

     FIFTH: The total number of shares of stock which the Corporation shall have the authority to issue is  8,000,000,000  shares of a par value of one cent
     ($.01) per share and having an aggregate par value of  $80,000,000,  all of which shall be considered  common stock and of which  4,800,000,000  shares are allocated to the following  classes (each a "Class" and,  collectively, the "Classes"):

                                                Number of Shares of Common Stock
                                                   (par value $.01 per share)
                      Class Designation                    Allocated
                      -----------------           --------------------------

DFA U.S. Small Cap Institutional Portfolio Shares         200,000,000

DFA International Value Portfolio Shares                  200,000,000

U.S. Large Cap Value Portfolio II Shares                  200,000,000

U.S. Small Cap Value Portfolio II Shares                  200,000,000

DFA International Value Portfolio II Shares               200,000,000

DFA International Value Portfolio III Shares              200,000,000

U. S. Large Cap Value Portfolio III Shares                200,000,000

AAM/DFA U.S. High Book to Market Portfolio Shares         200,000,000

AAM/DFA Two-Year Fixed Income Portfolio Shares            200,000,000

AAM/DFA Two-Year Government Portfolio Shares              200,000,000

DFA International Value Portfolio IV Shares               200,000,000

Emerging Markets Portfolio II Shares                      200,000,000

Tax-Managed U.S. Marketwide Value Portfolio II Shares     200,000,000

U.S. Large Company Institutional Index Portfolio Share    200,000,000

U.S. Small Cap Portfolio K Shares                         200,000,000

U.S. Large Cap Value Portfolio K Shares                   200,000,000

U.S. Small XM Value Portfolio K Shares                    200,000,000

U.S. Large Company Portfolio K Shares                     200,000,000

DFA International Value Portfolio K Shares                200,000,000

Emerging Markets Portfolio K Shares                       200,000,000

DFA One-Year Fixed Income Portfolio K Shares              200,000,000

DFA Two-Year Global Fixed Income Portfolio K Shares       200,000,000

DFA International Small Company Portfolio V Shares        200,000,000

DFA Emerging Markets Portfolio V Shares                   200,000,000

     Subject to the provisions of these Articles of Incorporation,  the Board of
     Directors shall have the power to authorize the issuance of shares of stock of the Corporation for such  consideration  as may be fixed by the Board of
     Directors.

     The Board of Directors of the Corporation  shall have the power to classify and reclassify any unissued shares of stock of the Corporation from time to time by setting or changing the preferences,  conversion,  or other rights, voting powers, restrictions,  limitations as to dividends,  qualifications, terms, and conditions of redemption and other  characteristics as the Board may determine. At any time when there are no shares outstanding of a Class, such Class may be terminated by the Board of Directors.

     The holder of each share of each Class  shall be  entitled  to one vote for each full share and a fractional  vote for each  fractional  share of stock then  standing  in his or her  name on the  books of the  Corporation.  All shares of all the Classes then issued and outstanding and entitled to vote, irrespective of Class,  shall be voted in the aggregate,  and not by Class, except  (1) when  otherwise  expressly  provided  by the  Maryland  General
     Corporation  Law,  or (2) when  required by the  Investment  Company Act of
     1940, as amended, shares shall be voted by Class, or (3) when the matter to be voted does not affect any interest of a Class, then only stockholders of the  affected  Class shall be entitled to vote  thereon.  There shall be no cumulative voting.

     Notwithstanding  any  provision of the  Maryland  General  Corporation  Law requiring  more than a majority of the votes of all Classes,  or any Class, entitled to vote on a matter,  including  but not  limited to amending  the
     Articles of Incorporation,  the Corporation may take or authorize corporate action upon the favorable  vote of a majority of the shares of stock of all
     Classes,  or the Class or Classes  entitled to vote  thereon as provided in the preceding paragraph.

     Each share of each Class shall have the following  preferences  and special rights, restrictions, and limitations:

     1.   All consideration received by the Corporation for the issue or sale of stock of a  Class,  together  with all  assets,  income  and  proceeds derived  from the sale,  exchange,  or  liquidation  of assets of such
          Class,  and any  funds  or  payments  derived  from  any  reinvestment thereof,  shall belong to such Class and shall be so recorded upon the books of account of the Corporation.

     2.   The assets of any Class shall be charged with the  liabilities of such
          Class,  and  with  such  share  of  the  general  liabilities  of  the
          Corporation as the Board of Directors may determine.

     3.   Dividends or distributions on shares of a Class of stock shall be paid only out of earnings,  surplus,  or other legally  available assets of such Class.

     4.   In the event of the  liquidation or  dissolution  of the  Corporation, stockholders of a Class shall be entitled to receive,  as a Class, out of the  assets  of  the  Corporation  available  for  distribution  to stockholders,  but other  than  general  assets not  belonging  to any particular  Class,  the assets belonging to such Class, and the assets so distributable to the stockholders of any Class shall be distributed among such  stockholders in proportion to the number of shares of such
          Class held by them and  recorded on the books of the  Corporation.  In the event that there are any  general  assets of the  Corporation  not belonging to any particular Class and available for distribution, such assets shall be  distributed to the holders of stock of all Classes in proportion to the relative net asset value of the  respective  Classes determined as hereinafter provided.

     5.   The  holders of the shares of stock of the  Corporation  shall have no preemptive  rights to  subscribe  to new or  additional  shares of its stock or other securities.

     6.   The shares of each Class  shall be  redeemable  at the net asset value thereof,  calculated  as provided by the Board of  Directors,  and the proceeds  of  redemption  shall be payable in cash or in other  assets lawfully available therefore,  or a combination thereof, as determined by the Board of  Directors.  The Board of Directors  may, from time to time,  place  such  restrictions  on the right of  redemption  and the manner of effecting  redemptions as, in their  judgment,  is necessary and desirable,  provided,  however,  that no such  restriction  may be
          imposed  which  is  not  consistent  with  the   requirements  of  the
          Investment Company Act of 1940, as amended.  Subject to the foregoing, the shares of each Class shall be  redeemable  by the holders  thereof upon request.  In addition,  the  Corporation  shall have the right to redeem the shares of such Class at the net asset  value of such shares upon such  terms and in such  manner as the Board of  Directors  shall determine.

     SIXTH:  The number of  Directors  shall be  established  as provided in the bylaws of the Corporation, but shall not be less than three.

     SEVENTH:

     (a)  To the  fullest  extent  that  the  limitations  on the  liability  of
          directors  and  officers  are   permitted  by  the  Maryland   General
          Corporation  Law, as amended from time to time, no director or officer of the Corporation  shall have any liability to the Corporation or its stockholders for money damages.  This limitation on liability  applies to liabilities occurring for acts or omissions occurring at the time a person serves as a director or officer of the Corporation,  whether or not such person is a director or officer at the time of any proceeding in which liability is asserted.

     (b)  Notwithstanding the foregoing,  this Article SEVENTH shall not operate to protect  any  director  or officer of the  Corporation  against any liability to the Corporation or its  stockholders to which such person would  otherwise  be  subject by reason of  willful  misfeasance,  bad faith, gross negligence,  or reckless disregard of the duties involved in the conduct of such person's office.

     EIGHTH:  The Corporation  reserves the right to amend,  alter,  change,  or repeal any provision contained in these Articles of Incorporation,  and all rights, contract and otherwise,  conferred herein upon the stockholders are granted subject to such reservation."

     THIRD:  The  foregoing  restatement  of the charter has been  approved by a majority of the entire board of directors.

     FOURTH: The charter is not amended by these Articles of Restatement.

     FIFTH:  The current  address of the principal  office of the Corporation in the  State  of  Maryland  is set  forth  in  Article  Fourth  of  the  foregoing restatement of the charter.

     SIXTH: The name and address of the Corporation's  current resident agent is set forth in Article Fourth of the foregoing restatement of the charter.

     SEVENTH:  The number of current  directors of the Corporation and the names of those  directors  who shall act until the next  following  annual or  special meeting and until their successors are duly chosen and qualify are:

          David G. Booth                             Robert C. Merton
          George M. Constantinides                   Myron S. Scholes
          John P. Gould                              Abbie J. Smith
          Roger G. Ibbotson                          Rex A. Sinquefield

     EIGHTH:  The  undersigned  Vice  President  acknowledges  these Articles of
Restatement to be the corporate act of the  Corporation and as to all matters or facts  required  to be verified  under  oath,  the  undersigned  Vice  President acknowledges  that to the best of her knowledge,  information and belief,  these matters and facts are true in all material  respects and that this  statement is made under the penalties of perjury.

     IN WITNESS WHEREOF,  the Corporation has caused these Articles to be signed in its name and on its  behalf  by its Vice  President  and  attested  to by its
Assistant Secretary on this 27th day of June, 2003.

ATTEST:                                   DIMENSIONAL INVESTMENT GROUP INC.

By:    /s/Valerie A. Brown                By:   /s/Catherine L. Newell
       ----------------------                   -------------------------
       Valerie A. Brown,                        Catherine L. Newell,
       Assistant Secretary                      Vice President